UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 26, 2005

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2005, we are issuing a press release and holding a conference call regarding our financial results for the third quarter of fiscal year 2005 ended September 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

We make reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release. Specifically, among other non-GAAP measures, we have provided net income excluding non-cash, stock-based compensation expense.

Net income excluding stock-based compensation expense is a non-GAAP financial measure. This measure provides an indication of our performance before certain charges that are considered by management to be outside of our core operating results. In addition, net income excluding stock-based compensation expense is among the primary indicators our management uses as a basis for planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of FoxHollow Technologies, Inc. dated as of October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: October 26, 2005	By:	/s/ Robert W. Thomas
Robert W. Thomas
President and Chief Executive Officer